UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   September 25, 2017

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey  07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 25, 2017, Village Super Market, Inc. announced that James Sumas has notified the Board of Directors of his decision to step down as Chief Executive Officer and Chairman of the Board of Directors effective December 15, 2017 and not to stand for re-election to the Board of Directors at the 2017 Annual Meeting of Shareholders to be held on December 15, 2017.
James Sumas was elected Chairman of the Board in 1989 and named Chief Executive Officer in 2002. He has served variously as Vice President, Treasurer and a Director of the Company since its incorporation in 1955. The Board of Directors is pleased to announce that in recognition of his contributions to the Company over 62 years of service, the Board has appointed Mr. Sumas Chairman Emeritus effective December 15, 2017.
The Company also announced that the Board plans to appoint Robert Sumas as Chief Executive Officer and William Sumas to serve as Chairman of the Board of Directors effective December 16, 2017, when James Sumas’ term expires.

Robert Sumas has served as President since 2009. He has served variously as Executive Vice President, Chief Operating Officer, Secretary and a Director of the Company since 1969. William Sumas has served as Vice Chairman of the Board since 2009. He has served as Vice President and a Director of the Company since 1980. Since 1989, he has served as an Executive Vice President.

Item 9.01   Financial Statements and Exhibits

Description

99.1	Press release issued by the registrant, dated September 25, 2017

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: September 25, 2017	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)